Exhibit 10.1

THIS AMENDED AND RESTATED PROMISSORY NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO CLAIMED EXEMPTIONS FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED SECURITIES” AND MAY NOT BE OFFERED OR RESOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY MAY REQUIRE THAT IT BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CRYOPORT SYSTEMS, INC.

SECOND AMENDED AND RESTATED PROMISSORY NOTE

US $_______

This Second Amended and Restated Promissory Note (the “Note”) is an amendment and restatement of the Amended and Restated Promissory Note issued on or about March 2, 2015 with a principal balance of _______ (US $_______) (the “First Amended Note”), which amended that certain Simple Interest Commercial Promissory Note issued on or about March 1, 2005 with an original principal balance (the “Original Principal Balance”) of _______ (US $_______) (the “Original Note”), by Cryoport Systems, Inc., a California corporation (the “Company”), to _______ (together with his permitted successors and assigns, the “Holder”) with an address of _______ pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE 1

1.1 Principal and Interest. The Company hereby promises to pay the principal sum of _______ (US $_______) (the “Current Principal Balance”) pursuant to the terms hereof and to pay interest to the Holder on such principal balance from the date of the Original Note. From March 2, 2015 through February 29, 2016, interest accrued on the Original Principal Balance at the rate of six percent (6%) per annum. From March 1, 2016 through the date of payment, interest shall accrue on the Current Principal Balance at the rate of seven percent (7%) per annum.

1.2 Maturity Date. All unpaid principal and accrued interest hereunder shall accelerate and become due and shall be paid on the earlier of (a) April 1, 2017, (b) the date of a sale of all or substantially all of the assets of the Company or Cryoport, Inc. (“Cryoport”), or (c) the date of a merger, consolidation or other similar reorganization of the Company or Cryoport affiliate with another entity (the “Maturity Date”).

1.3 Payment. The Company shall make payments under this Note as follows:

1.3.1 On March 1, 2016, the Company shall pay to Holder the outstanding amount of interest that accrued under the First Amended Note on the Original Principal Balance at the rate of six percent (6%) per annum from the date of the First Amended Note through February 29, 2016.

1.3.2 On April 1, 2016, a principal payment equal to ten percent (10%) of the Current Principal Balance, together with all then accrued and unpaid interest payable hereunder;

1.3.3 On July 1, 2016, a principal payment equal to ten percent (10%) of the Current Principal Balance, together with all then accrued and unpaid interest payable hereunder;

1.3.4 On October 1, 2016, a principal payment equal to ten percent (10%) of the Current Principal Balance, together with all then accrued and unpaid interest payable hereunder;

1.3.5 On January 1, 2017, a principal payment equal to ten percent (10%) of the Current Principal Balance, together with all then accrued and unpaid interest payable hereunder;

1.3.6 On April 1, 2017, a principal payment equal to sixty percent (60%) of the Current Principal Balance, together with all then accrued and unpaid interest payable hereunder.

All payments shall be applied first to accrued interest and then to the principal balance then outstanding.

ARTICLE 2

2.1 Prepayment. The Company may prepay this Note without penalty and without the prior consent of Holder.

ARTICLE 3

3.1 Events of Default. The occurrence or existence of any one or more of the following constitutes an “Event of Default” under this Note:

3.1.1 The Company fails to pay any amount of principal or interest under this Note when due if such failure is not cured by the Company within fifteen (15) business days following written notice by Holder to the Company of such failure.

3.1.2 The Company becomes subject to any bankruptcy or other voluntary or involuntary proceeding in or out of court for the adjustment of debtor-creditor relationships.

3.1.3 The Company makes an assignment for the benefit of its creditors.

If an Event of Default occurs or is continuing, all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment, or demand for payment, protest, or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

3.2 Maximum Interest. Notwithstanding any other provision of this Note or any other agreement between the Company and Holder, nothing herein shall require the Company to pay, or the Holder to accept, interest in any amount which subjects the holder to any penalty or forfeiture under applicable law, and in no event shall the total of all charges payable hereunder (whether of interest or of such other charges which may or might be characterized as interest) exceed the maximum rate permitted to be charged under applicable law.

ARTICLE 4

4.1 Re-issuance of Note. Should the Holder elect to convert a part, but not all, of the unpaid principal amount then owing to the Holder under this Note, then the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount and the accrued and unpaid interest which was not converted.

4.2 Notices. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Holder, to the address set forth in the preamble of this Note, above.

If to the Company:	Cryoport Systems, Inc.
17305 Daimler Street
Irvine, CA 92614

4.3 Legal Fees for Review of Note. The Company shall reimburse up to Five Thousand Dollars (US $5,000.00) of legal fees incurred in the aggregate by Holder, _______, and _______ relating to an attorney’s review of this Note and the notes held by _______ and _______, in relative proportion to the principal balance of each of Holder’s, _______, and _______ notes. The Company shall make a pro rata payment of $5,000.00 based on the ratio that the principal amount of this Note due to holder bears to the aggregate principal balance of all three notes held by Holder, _______ and _______ under this Section 4.3 directly to the Holder upon execution of this Note.

4.4 Governing Law; Jurisdiction. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof. Any party bringing a legal action or other proceeding against any other party arising out of or relating to this Note shall only bring the legal action or other proceeding in the United States District Court for the Central District of California or in any court of the State of California in County of Orange, and the parties hereby agree and submit to the personal jurisdiction and venue thereof.

4.5 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

4.6 Entire Agreement and Amendments. The effect of this Note is to amend and restate the First Amended Note. This Note shall constitute a renewal, extension and modification of the terms of the First Amended Note and evidences the same indebtedness that existed under the First Amended Note. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

4.7 No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

4.8 Attorneys’ Fees. In the event any legal action or other proceeding is brought by one party against the other party to enforce any provision of this Note or in which the subject matter of such legal action or other proceeding arises under, or is with respect to, the provisions of this Note, the prevailing party in any such legal action or other proceeding is entitled to recover from the other party attorneys’ fees and costs associated with defending or prosecuting such legal action or other proceeding, any appeal therefrom, and any ancillary or related proceedings.

4.9 Waiver of Trial by Jury. To the extent permitted by applicable Law, each of the parties irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Note or any matter arising hereunder.

4.10 Legal Holidays. In any case where the date on which any payment is due to any Holder shall not be a business day, then any such payment need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

4.11 Company Representations. The Company represents and warrants to Holder that the Company (i) has no knowledge of any claim of offset, nor any basis for contesting or disputing any amount of the principal or interest due under this Note, (ii) has not brought and does not contemplate bringing any claim of offset, litigation, action or prosecutions involving the Holder with respect to this Note or otherwise, and (iii) the amounts represented by this Note are valid and binding obligations of the Company, without offset of any kind, deduction or diminution for any reason.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties have executed this Second Amendment and Restated Promissory Note as of February 29, 2016.

CRYOPORT, INC.

By:
Name:	Robert Stefanovich
Its:	Chief Financial Officer

CRYOPORT SYSTEMS, INC.

By:
Name:	Robert Stefanovich
Its:	Chief Financial Officer

HOLDER